===============================================================================

                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CENTRAL GARDEN & PET COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO] CG LOGO

                         CENTRAL GARDEN & PET COMPANY

                           3697 Mt. Diablo Boulevard
                          Lafayette, California 94549

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     Monday, February 11, 2002, 10:30 A.M.

TO THE STOCKHOLDERS:

   Notice is hereby given that the Annual Meeting of Stockholders of Central Garden & Pet Company will be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on Monday, February 11, 2002, at 10:30 A.M. for the following purposes:

   (1) To elect seven directors.

   (2) To approve the amendment of the Nonemployee Director Equity Incentive Plan to increase the number of shares authorized for issuance thereunder to 200,000 and to revise the annual grants thereunder to nonemployee directors to provide for an option to purchase $100,000 of the Company's common stock and a restricted stock grant for $10,000 of the Company's common stock.

   (3) To transact such other business as may properly come before the meeting.

   Only stockholders of record on the books of the Company as of 5:00 P.M., January 4, 2002, will be entitled to vote at the meeting and any adjournment thereof. A complete list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for ten days prior to the meeting during normal business hours at the Company's offices at 3697 Mt. Diablo Boulevard, Lafayette, California.

Dated: January 7, 2002
                                          By Order of the Board of Directors

                                          Lee D. Hines, Jr., Secretary


     STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                         CENTRAL GARDEN & PET COMPANY

                           3697 Mt. Diablo Boulevard
                          Lafayette, California 94549

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of Central Garden & Pet Company (the "Company") to be used at the Annual Meeting of Stockholders on February 11, 2002 (the "Annual Meeting"), for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about January 10, 2002.

   If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

   Only stockholders of record on the books of the Company as of 5:00 P.M., January 4, 2002, will be entitled to vote at the Annual Meeting.

   As of the close of business on January 4, 2002, there were outstanding 16,790,623 shares of Common Stock of the Company, entitled to one vote per share, and 1,655,462 shares of Class B Stock of the Company, entitled to the lesser of ten votes per share or 49% of the total votes cast. Holders of Common Stock and Class B Stock will vote together on all matters presented to the stockholders for their vote or approval at the meeting, including the election of directors. The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The proposal to amend the Company's Nonemployee Director Equity Incentive Plan requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Accordingly, abstentions on the proposal to amend the Nonemployee Director Equity Incentive Option Plan will have the effect of a negative vote on this item. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker non-vote will have no effect on the proposal to amend the Nonemployee Director Equity Incentive Plan, which requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.

                             ELECTION OF DIRECTORS

   The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                                              Served as
                                                                                              Director
Nominees for Director    Age Business Experience During Past Five Years and Other Information   Since
---------------------    --- ---------------------------------------------------------------- ---------

William E. Brown........                                                                        1980
                         60
                                Chairman of the Board and Chief Executive Officer
                                since 1980.

Glenn W. Novotny........                                                                        1990
                         54
                                President since June 1990. Prior to June 1990,
                                Mr. Novotny was with Weyerhaeuser Corporation in a
                                variety of capacities.

Brooks M. Pennington III                                                                        1998
                         47
                                Chief Executive Officer of Pennington Seed Inc., a
                                business which was acquired by the Company in February
                                1998, since June 1994.

Lee D. Hines, Jr........                                                                        1992
                         55
                                Vice President, Chief Financial Officer and Secretary
                                since January 2000. Mr. Hines was a self-employed
                                consultant from June 1993 until January 2000. From April
                                1991 until June 1993, Mr. Hines was Executive Vice
                                President and Chief Financial Officer of the Company.

John B. Balousek........                                                                        2001
                         56
                                Mr. Balousek was Executive Vice President and a founder
                                of PhotoAlley.com, a San Francisco-based start-up
                                company providing electronic commerce services from
                                1998 through 1999. From March through June 1996,
                                Mr. Balousek was Chairman and Chief Executive Officer
                                of True North Technologies, a digital and interactive
                                services company and an affiliate of Foote, Cone &
                                Belding Communications (FCB), an agency network and
                                subsidiary of True North Communications. From 1991
                                until 1996, he served as President and Chief Operating
                                Officer of FCB. He also serves as a director of Aptimus,
                                Inc., Geoworks Corporation and Interland, Inc.

Daniel P. Hogan, Jr.....                                                                        1993
                         73
                                Self-employed consultant. Prior to his retirement in 1987,
                                Mr. Hogan was a Vice President of Chevron Chemical
                                Company and General Manager of its Ortho Consumer
                                Products Division.

Bruce A. Westphal.......                                                                        1999
                         61
                                Chairman of Bay Alarm Company, a security systems
                                company since 1984. Mr. Westphal is also Chairman of
                                InReach Internet, a provider of internet services, and
                                President of Balco Properties, a real estate development
                                and management company. Mr. Westphal was also
                                Chairman of PacWest Telecom from 1994 to 1998.

   In February 1998, the Company acquired Pennington Seed, Inc. ("PSI"). Pursuant to the acquisition agreement, Brooks M. Pennington III was appointed to the Company's Board of Directors. William E. Brown, the Company's Chairman and Chief Executive Officer, entered into a voting agreement with the former stockholders of PSI whereby Mr. Brown agreed to vote his shares of the Company's stock for the election to the Company's Board of Directors of the nominee appointed by the former stockholders of PSI. The voting agreement will terminate on the earlier of (i) February 27, 2002 and (ii) the date the former stockholders of PSI own of record less than 33% of the shares of the Company's Common Stock issued to them pursuant to the acquisition agreement.

                        FURTHER INFORMATION CONCERNING
                            THE BOARD OF DIRECTORS

Committees of the Board

   During fiscal 2001, the Board of Directors held eight meetings and acted by unanimous written consent on a number of occasions. In 1993, after consummation of its initial public offering, the Company established an Audit and Compensation Committee. The Company does not have a Nominating Committee.

   The members of the Audit and Compensation Committee are Bruce A. Westphal (Chairman), John B. Balousek and Daniel P. Hogan, Jr. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's system of internal financial and accounting controls and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. The Audit and Compensation Committee held eight meetings during fiscal 2001.

Attendance at Meetings

   During fiscal 2001, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

   During fiscal 2001, Directors who were not employees of the Company were paid directors fees consisting of $20,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit and Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Under the Nonemployee Director Equity Incentive Plan, Messrs. Westphal and Hogan were each granted at the 2001 Annual Meeting of Stockholders options to purchase the number of shares of Common Stock determined by dividing $25,000 by the fair market value of a share of Common Stock on the date of the 2001 Annual Meeting. In June 2001, the Board of Directors amended the Nonemployee Director Equity Incentive Plan, subject to stockholder ratification at the Annual Meeting, to provide that each nonemployee director be granted at the Annual Meeting and at each subsequent annual meeting options to purchase the number of shares of Common Stock determined by dividing $100,000 by the fair market value of a share of Common Stock on the date of the Annual Meeting and a restricted stock grant with a market value of $10,000. In June 2001, each of Messrs. Westphal, Balousek and Hogan were granted an option to purchase 7,000 shares of Common Stock and 1,000 shares of restricted stock outside the Nonemployee Director Equity Incentive Plan.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

   The compensation paid to the Company's Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 1999, 2000 and 2001 is set forth below.

                          SUMMARY COMPENSATION TABLE


                                                                       Long-Term
                                       Annual Compensation        Compensation Awards
                                 ------------------------------- -------------------
                                                    Other Annual Restricted Securities   All Other
                                                    Compensation   Stock    Underlying  Compensation
Name and Principal Position Year Salary($) Bonus($)    ($)(1)    Awards($)  Options(#)      ($)
--------------------------- ---- --------- -------- ------------ ---------- ----------  ------------
William E. Brown........... 2001  410,000       --       --          --           --        2,625(2)
 Chairman and Chief         2000  410,000       --       --          --           --           --
 Executive Officer          1999  410,000       --       --          --           --           --
Glenn W. Novotny........... 2001  420,000  200,000       --          --       15,000        2,625(2)
 President                  2000  370,000  100,000       --          --           --        2,400(2)
                            1999  357,101       --       --          --      175,000(3)     2,400(2)
Lee D. Hines, Jr........... 2001  225,000       --       --          --        5,000          909(2)
 Vice President and Chief   2000  225,000       --       --          --       40,000           --
 Financial Officer(4)
Brooks M. Pennington III... 2001  325,277   28,221       --          --       15,000        9,468(5)
 Chief Executive Officer of 2000  313,727   65,000       --          --       15,000        7,397(6)
 Pennington Seed Inc.       1999  303,750   54,000       --          --       40,000       18,016(7)

--------
(1) While the named executive officers enjoy certain perquisites, for fiscal years 1999, 2000 and 2001 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.
(2) Represents the matching contribution which the Company made on behalf of the executive officer to the Company's 401(k) Plan.
(3) In December 1998, the Company cancelled Mr. Novotny's options granted in fiscal 1998 and issued new options for 100,000 shares.
(4) Mr. Hines became Vice President and Chief Financial Officer in January 2000.
(5) Includes a $2,625 matching contribution which the Company made on behalf of the executive officer to PSI's 401(k) Plan and $6,843 paid under PSI's profit sharing plan.
(6) Includes a $2,625 matching contribution which the Company made on behalf of the executive officer to PSI's 401(k) Plan and $4,772 paid under PSI's profit sharing plan.
(7) Includes a $2,500 matching contribution which the Company made on behalf of the executive officer to PSI's 401(k) Plan and $15,516 paid under PSI's profit sharing plan.

   The following table sets forth certain information regarding stock options granted during fiscal 2001 to the executive officers named in the foregoing Summary Compensation Table. None of such persons received awards of stock appreciation rights during fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential
                                                                                      Realizable Value
                                                                                         at Assumed
                                                                                      Annual Rates of
                                                                                        Stock Price
                                                                                      Appreciation for
                                                   Individual Grants                   Option Term(3)
                                   -------------------------------------------------- ----------------
                                     Number of    Percent of
                                    Securities   Total Options
                                    Underlying    Granted to   Exercise or
                                      Options    Employees in  Base Price  Expiration
Name                               Granted(#)(1)  Fiscal Year   ($/Sh)(2)     Date     5%($)   10%($)
----                               ------------- ------------- ----------- ----------  ------  ------
William E. Brown..................        --           --           --            --      --       --
Glenn W. Novotny..................    15,000          2.6         6.81      07/02/04  19,022   40,448
Lee D. Hines, Jr..................     5,000          0.9         6.81      07/02/04   6,341   13,483
Brooks M. Pennington III..........    15,000          2.6         6.81      07/02/04  19,022   40,448

--------
(1) The options granted to each of Messrs. Novotny, Hines and Pennington vest in full on July 2, 2003. Under the terms of the Company's stock option plan, the Audit and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2) All options were granted at fair market value at date of grant.
(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

   The following table sets forth certain information with respect to stock options exercised during fiscal 2001 and stock options held by each of the Company's executive officers as of September 29, 2001. The closing price of the Company's Common Stock on the last trading day of the fiscal year was $8.30 per share.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                                                            Number of Securities  Value of Unexercised
                                                           Underlying Unexercised In-the-Money Options
                                                            Options at FY-End(#)      at FY-End($)
                                     Shares                ---------------------- --------------------
                                   Acquired On    Value         Exercisable/          Exercisable/
                                   Exercise(#) Realized($)     Unexercisable         Unexercisable
                                   ----------- ----------- ---------------------- --------------------
William E. Brown..................     --          --          270,000/60,000                   0/0
Glenn W. Novotny..................     --          --         157,000/118,000        124,750/22,350
Lee D. Hines, Jr..................     --          --            1,380/47,224              0/11,850
Brooks M. Pennington III..........     --          --                0/76,000              0/24,000

Employment Agreements

   The Company entered into an employment agreement with Brooks M. Pennington III in February 1998 in connection with the acquisition of Pennington Seed, Inc. ("PSI"). The agreement provides that Mr. Pennington will serve as President and Chief Executive Officer of PSI at an annual minimum salary of $300,000. The agreement terminates in February 2003, unless terminated earlier for his dismissal with cause, death or disability.

Audit and Compensation Committee Interlocks and Insider Participation

   Messrs. Westphal, Balousek and Hogan served as members of the Audit and Compensation Committee during fiscal 2001. They have no relationship with the Company other than as directors and stockholders. During fiscal 2001, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity.

Transactions with the Company

   Brooks M. Pennington III is a minority shareholder and a director of Bio Plus, Inc., a company that produces granular peanut hulls. During the twelve months ended September 29, 2001, Bio Plus, Inc.'s total revenues were approximately $3.1 million of which approximately $2.1 million were sales to subsidiaries of the Company.

                       PROPOSAL TO APPROVE AMENDMENT OF
                THE NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

   In February 1996, the Board of Directors approved the adoption of the Nonemployee Director Stock Option Plan (the "Director Plan"), which was subsequently approved by the Company's stockholders at the annual meeting in March 1997. In June 2001, the Board of Directors of the Company amended the Director Plan, subject to stockholder approval at the 2002 Annual Meeting, to increase the number of shares authorized for issuance under the Director Plan by an additional 100,000 shares, to revise the awards available under the Director Plan to provide each director who is not an employee annually with an option to purchase $100,000 of the Company's common stock (the "Option") and a restricted stock grant for $10,000 of the Company's common stock (the "Restricted Stock"). The amendment also changed the name of the Director Plan to the "Nonemployee Director Equity Incentive Plan."

   The reason for this amendment is to ensure that a sufficient number of shares of the Company's Common Stock is available under the Director Plan and to provide for appropriate equity incentives for outside directors. As of December 31, 2001, there were 81,322 shares remaining for awards, which would increase to 181,322 if the proposal is approved.

Description of the Director Plan

   The following summary of the principal features of the amended Director Plan is qualified in its entirety by the full text of the Director Plan.

Purpose

   The purpose of the Director Plan is to promote the success, and enhance the value, of the Company, by attracting, retaining and motivating members of the Board of Directors who possess outstanding competence and who are neither employees of the Company nor of any affiliate of the Company ("Nonemployee Directors"). The Director Plan also is designed to align the interests of Nonemployee Directors with the interests of the stockholders of the Company.

Eligibility to Participate in the Director Plan

   All Nonemployee Directors automatically become participants in the Director Plan. At present, the Company has three Nonemployee Directors: John B. Balousek, Daniel P. Hogan, Jr. and Bruce A. Westphal.

Administration, Amendment and Termination

   The Director Plan is administered by the Board of Directors. The Board of Directors has all discretion and authority necessary or appropriate to administer the Director Plan and to control its operation in accordance with its terms. The Board of Directors also may amend or terminate the Director Plan at any time and for any reason.

Number of Shares Available Under the Director Plan

   A total of 100,000 shares of Common Stock were originally reserved for issuance under the Director Plan. The June 2001 amendment, if approved, will increase the number of authorized shares by 100,000 shares for a total of 200,000 shares. In the event of any stock split, stock dividend or other change in the capital structure of the Company, the Board of Directors may make such adjustment, if any, as it deems appropriate in the number and/or class of shares of Common Stock that are available for grant under the Director Plan and the number and class of and/or the exercise price of shares of Common Stock subject to outstanding Options. Shares issued under the Director Plan may be authorized but unissued shares of Common Stock or treasury shares. If an Option expires without having been fully exercised or Restricted Stock does not vest, the shares subject thereto again will be available for grant.

Restricted Stock

   Under the amended Director Plan, each Nonemployee Director automatically will receive, on the date of the Annual Meeting and at each subsequent annual meeting on which he or she is a Nonemployee Director, a Restricted Stock grant for such number of shares of Common Stock as determined by dividing $10,000 by the fair market value of a share of Common Stock on the date of the annual meeting in question. Any fractional share will be rounded up to the next full share. For purposes of the Plan, fair market value on any date generally means the closing selling prices for shares of Common Stock on The Nasdaq Stock Market on that date.

   For example, if the fair market value of a share of Common Stock on the date of the annual meeting in question is $14.00, then the Nonemployee Director would receive 715 shares of Restricted Stock (i.e., $10,000 divided by $14.00, rounded up to the next full share).

   The Nonemployee Director will not be required to pay for the Restricted Stock. The Restricted Stock will vest in six months; provided, however, that if prior to such date the participant terminates his or her service on the Board of Directors on account of death or disability, then the Restricted Stock will become exercisable in full on the date of such termination of service.

Options

   Under the amended Director Plan, each Nonemployee Director automatically will also receive, on the date of the Annual Meeting and at each subsequent annual meeting on which he or she is a Nonemployee Director, an Option to purchase such number of shares of Common Stock as determined by dividing $100,000 by the fair market value of a share of Common Stock on the date of the annual meeting in question. Any fractional share will be rounded up to the next full share. For purposes of the Plan, fair market value on any date means the closing selling price for a share of Common Stock on The Nasdaq Stock Market on that date.

   For example, if the fair market value of a share of Common Stock on the date of the annual meeting in question is $14.00, then the Nonemployee Director would receive an Option to purchase 7,143 shares (i.e., $100,000 divided by $14.00, rounded up to the next full share).

   The exercise price of the shares subject to each Option will be 100% of the fair market value of the shares on the date of grant. Each Option will become exercisable in one-third increments six months, 18 months and 30 months from the date of grant of the Option; provided, however, that if prior to such date the participant terminates his or her service on the Board of Directors on account of death or disability, then the Option will become exercisable in full on the date of such termination of service. Each Option will terminate 42 months from the date of grant of the Option.

Payment of Exercise Price

   The exercise price of each Option must be paid in full in cash at the time of exercise. Any taxes required to be withheld also must be paid at the time of exercise.

Restrictions on Share Transferability

   If the Board of Directors determines that applicable law or the requirements of any national securities exchange make it necessary or appropriate to delay the issuance of any shares of Common Stock under the Director Plan, each participant will receive his or her shares after the Board of Directors determines that such legal or other requirements have been satisfied.

Nontransferability of Options

   Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, if permitted by the Board of Directors (in its discretion), a participant may designate one or more beneficiaries to receive any exercisable Options following his or her death.

Tax Aspects

   Based on management's understanding of current federal income tax laws, the tax consequences of the Award of Restricted Stock and Options under the Director Plan are as follows.

   A participant will have taxable ordinary income at the time the Restricted Stock vests in an amount equal to the fair market value of the shares of Common Stock on the date of vesting, unless the participant makes a prior election under Section 83(b) of the Internal Revenue Code. If a participant makes a
Section 83(b) election, the participant will have taxable ordinary income at the time of the grant. Any gain or loss recognized upon any later sale or other disposition of the shares of Common Stock generally will be capital gain or loss.

   A participant will not have taxable income at the time of grant of an Option, but generally will have ordinary income upon the exercise of such Option in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price of such shares. Any gain or loss recognized upon any later sale or other disposition of the shares of Common Stock generally will be capital gain or loss.

   The Company generally will be entitled to a tax deduction in connection with Restricted Stock and Options granted under the Director Plan in an amount equal to the ordinary income realized by the participant.

New Plan Benefits

   The number of shares subject to grants of Options and Restricted Stock under the Director Plan is not determinable, because this number depends on the fair market value of a share of Common Stock on the grant date.

   The following table sets forth with respect to the fiscal year ended September 29, 2001 (a) the aggregate number of shares of the Company's Common Stock subject to Options granted under the Director Plan, and (b) the dollar value of such Options based on the difference between the exercise price and $8.30 per share, the closing price for a share of Common Stock on September 29, 2001.

                                                                            Number of     Dollar Value of
Name of Individual or Group                                             Shares Granted(1) Shares Granted
---------------------------                                             ----------------- ---------------
William E. Brown, Chairman and Chief Executive Officer.................          --               --
Glenn W. Novotny, President and Director...............................          --               --
Lee D. Hines, Jr., Vice President, Chief Financial Officer and Director          --               --
Brooks M. Pennington III, Chief Executive Officer of PSI and Director..          --               --
All executive officers, as a group.....................................          --               --
All employees who are not executive officers, as a group...............          --               --
All directors who are not executive officers, as a group...............       6,350           $2,667

--------
(1) Only directors of the Company who are not employees of the Company or an affiliate of the Company are eligible to receive awards under the Director Plan.

Required Vote

   The affirmative vote of a majority of the shares of Common Stock and Class B Stock, voting together as a class, present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed amendment to the Director Plan.

   The Board of Directors unanimously recommends that stockholders vote "FOR" the proposal to approve the amendment to the Director Plan.

                    AUDIT AND COMPENSATION COMMITTEE REPORT
                        ON AUDITED FINANCIAL STATEMENTS

   The Audit and Compensation Committee of the Board consists of the directors whose signatures appear below. Each member of the Audit Committee is "independent" as defined in the NASD Rules.

   The Audit and Compensation Committee's general role as an audit committee is to assist the Board in monitoring the Company's financial reporting process and related matters. Its specific responsibilities are set forth in its charter, which is attached as Appendix A to this proxy statement.

   As required by the charter, the Audit and Compensation Committee reviewed the Company's financial statements for fiscal year 2001 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company's independent public accountants, to discuss the financial statements. The Audit and Compensation Committee also discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

   In addition, the Audit and Compensation Committee discussed with representatives of Deloitte & Touche LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

   Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit and Compensation Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 29, 2001.

January 7, 2002
                                          Audit and Compensation Committee

                                          BRUCE A. WESTPHAL, Chairman
                                          JOHN B. BALOUSEK
                                          DANIEL P. HOGAN, JR.

                REPORT OF THE AUDIT AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

To the Board of Directors:

   As members of the Audit and Compensation Committee, it is our duty to determine the compensation for officers and directors, to administer the Company's 1993 Omnibus Equity Incentive Plan and to review the Company's salary, bonus and compensation arrangements generally. In addition, we evaluate the performance of management and related matters.

   As a public company, we utilize three primary tools to assist in compensating executives. They are base salary, bonus, and stock options. Together they combine to provide an executive's total compensation package. We view base salary as a primary indicator of the market value needed to attract an executive with the skill and expertise to perform the position. We periodically retain outside assistance to counsel us in determining market value. We view bonus as a means of rewarding short-term performance which exceeds established goals and we utilize stock options as a means of linking our executives' long-term benefits to those received by our stockholders.

   In 1997, we retained the services of a compensation consulting firm to assist in determining the market value compensation for the Chief Executive Officer, William E. Brown. Survey data, coupled with performance based peer group evaluations, were utilized to determine competitive short and long-term awards for Mr. Brown. The data developed indicated that an increase to Mr. Brown's base salary to $400,000 was warranted. Mr. Brown requested that the Committee not increase his base pay during fiscal 1997. In fiscal 1998, the Committee increased Mr. Brown's base salary to $400,000. In fiscal 1999, Mr. Brown did not receive an increase in base salary other than the cost of living increase granted to all employees. In fiscal 2001, the Committee chose not to increase the base salary for Mr. Brown or Mr. Hines. The Committee increased Mr. Novotny's base salary to $420,000 in fiscal 2001. Mr. Pennington did not receive an increase in base salary in fiscal 2001 other than the cost of living increase granted to all employees. These actions are reflected in the summary compensation table.

   Based on the Company's performance in fiscal 2001, the Committee determined not to pay bonuses in respect of fiscal 2001 to Mr. Brown or any of the Company's executive officers other than Messrs. Novotny and Pennington. The Committee did, however, grant options to each of the Company's executive officers other than Mr. Brown.

   As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. The Committee believes that it is highly unlikely that any officer of the Company will receive compensation in excess of a million dollars per year in the foreseeable future. However, subject to the foregoing, it will be the policy of the Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deductions.

   We continue to subscribe to the philosophy that the Company's overall performance and its return to stockholders will be the primary areas of consideration when rewarding the Company's top executives. It is our goal to ensure that our executives are paid competitively with the market and are rewarded for performance that benefits the stockholders. In years when the Company does well, we will reward using the tools described above; in years when the performance does not meet expectations, the compensation of the top executives of Central will be reflective of that fact.

January 7, 2002
                                          Audit and Compensation Committee

                                          BRUCE A. WESTPHAL, Chairman
                                          JOHN B. BALOUSEK
                                          DANIEL P. HOGAN, JR.

                               PERFORMANCE GRAPH

   The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from September 28, 1996 to September 29, 2001 with the cumulative total return of the NASDAQ Composite (U.S.) Index and the Dow Jones Non-Durable Household Products Index, a peer group index consisting of approximately 30 manufacturers and distributors of household products.

   The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                                    [CHART]

                 Central Garden & Pet Company  Dow Jones     Nasdaq
   9/28/1996     100                           100           100
   9/27/1997     138.25                        136.10        135.92
   9/26/1998      87.05                        138.59        141.25
   9/25/1999      37.58                        186.51        228.51
   9/30/2000      33.44                        145.04        312.59
   9/29/2001      40                           158.82        128.07

              OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

   The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting stock, the number of shares and percentage of the Company's stock beneficially owned as of December 31, 2001.

                                                             Shares Beneficially Owned as of
                                                                    December 31, 2001
                                                            ---------------------------------
                                                            Number of Number of
                                                             Class B   Common
Beneficial Owner                                             Shares    Shares       Percent(1)
----------------                                            --------- ---------     ----------
William E. Brown(2)........................................ 1,603,659   470,000(3)     11.0%
Brooks M. Pennington III(4)................................        -- 1,689,823(5)      9.2
Willow Creek Capital Management(6).........................        -- 1,675,500(7)      9.1
Dimensional Fund Advisors Inc.(8)..........................        -- 1,489,900(7)      8.1
Cramer Rosenthal McGlynn, L.L.C.(9)........................        -- 1,282,200(7)      7.0
Wentworth, Hauser & Violich(10)............................        -- 1,012,524(7)      5.5
Special Value Investment Management, LLC(11)...............        --   968,320(12)     5.0
Fuller & Thaler Asset Management Inc.(13)..................        --   855,060(7)      4.6
Glenn W. Novotny...........................................        --   284,695(14)     1.5
Lee D. Hines, Jr...........................................        --    53,117(15)       *
John B. Balousek...........................................        --     3,333(16)       *
Daniel P. Hogan, Jr........................................        --    11,450(17)       *
Bruce A. Westphal..........................................        --    15,333(16)       *
All directors and officers as a group (seven persons)...... 1,603,659 2,527,751(18)    21.8

--------
 (*) Less than 1%.
 (1) Represents the number of shares of Class B Stock and Common Stock beneficially owned by each stockholder as a percentage of the total number of shares of Class B Stock and Common Stock outstanding.
 (2) The address of Mr. Brown is 3697 Mt. Diablo Boulevard, Lafayette, California 94549.
 (3) Includes 330,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
 (4) The address of Mr. Pennington is 1280 Atlanta Highway, Madison, Georgia 30650.
 (5) Includes 13,333 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001; 464,428 shares held as Trustee under the Agreement of Jacquelyn C. Pennington dated January 29, 2001; 1,033,044 shares held as President of Pennington Management Company LLC, General Partner of Pennington Partners, L.P.; 41,940 shares held by minor children; and 6,938 owned by his spouse. Mr. Pennington disclaims beneficial ownership of the 6,938 shares held by spouse.
 (6) The address of Willow Creek Capital Management is 17 East Sir Francis Drake Blvd., Suite 100, Larkspur, California 94939.
 (7) Based on a Schedule 13F filed reflecting beneficial ownership as of September 30, 2001.
 (8) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
 (9) The address of Cramer Rosenthal McGlynn, L.L.C. is 707 Westchester Avenue, White Plains, New York 10604.
(10) The address of Wentworth, Hauser & Violich is 353 Sacramento Street, Suite 600, San Francisco, California 94111.
(11) The address of Special Value Investment Management, LLC is 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California 90025.
(12) Based on a Schedule 13G filed October 19, 2001. Represents shares issuable upon conversion of the Company's subordinated convertible notes.
(13) The address of Fuller & Thaler Asset Management Inc. is 411 Borel Avenue, Suite 402, San Mateo, California 94402.

(14) Includes 192,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(15) Includes 2,117 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(16) Includes 2,333 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(17) Includes 4,450 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.
(18) Includes 546,566 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from September 30, 2000 to September 29, 2001 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except that Bruce A. Westphal filed an amended Form 5 with respect to the acquisition of 6,300 shares in July 2001 which was not reported timely.

                                   AUDITORS

   Deloitte & Touche LLP, independent certified public accountants, serves as the Company's principal accountants. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the fiscal year ended September 29, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were approximately $1,132,000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for information technology services rendered by Deloitte & Touche LLP for the fiscal year ended September 29, 2001.

All Other Fees

   The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than the services covered in "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended September 29, 2001 were approximately $1,113,000.

   The Audit and Compensation Committee of the Board has considered whether the provision of the non-audit services is compatible with maintaining the principal accountant's independence.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

   If any stockholder intends to present a proposal for action at the Company's annual meeting in 2003 and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before September 9, 2002. Proposals should be addressed to the Company at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, Attention: Corporate Secretary.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's annual meeting in 2003, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than November 26, 2002. If such a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company's annual meeting in 2003.

                             COST OF SOLICITATION

   All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: January 7, 2002.
                                          By Order of the Board of Directors

                                          LEE D. HINES, JR., Secretary

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER
                         Central Garden & Pet Company

Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of three directors who are independent of the management of the corporation and free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, independent auditors, and the financial management of the corporation.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal, questionable, or otherwise improper.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principals should be reviewed.

  . Provide the financial management and the independent auditors sufficient opportunity to discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

  . Review with financial management and the independent auditors the interim financial report before it is filed with the SEC.

  . Prepare a letter for inclusion in the Annual Report on Form 10-K that describes the audit committee's composition and responsibilities, and how they were discharged.

  . Review and assess the adequacy of the audit committee charter on an annual basis.

--------------------------------------------------------------------------------

     PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          CENTRAL GARDEN & PET COMPANY

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS February 11, 2002

     The undersigned hereby appoints William E. Brown and Glenn W. Novotny, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of CENTRAL GARDEN & PET COMPANY to be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on February 11, 2002, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

      (Continued, and to be marked, dated and signed, on the reverse side)

--------------------------------------------------------------------------------

(Continued from other side)

------------------------------------------------------------------------------------------------------------------------------------

This proxy will be voted as directed.  In the absence of contrary directions,                                      [X]  Please mark
this proxy will be voted FOR the election of the directors listed below and FOR                                         your votes
proposal 2.                                                                                                              as this



    1. ELECTION OF DIRECTORS:                                                               FOR   AGAINST   ABSTAIN

       FOR all                   WITHHOLD            2.  To approve the amendment of the    [_]     [_]       [_]
    nominees listed         authority to vote            Nonemployee Director Equity
      (except as            for all nominees             Incentive Plan.
      indicated)                 listed                                                                            I plan to attend
         [_]                       [_]               3.  In their discretion, upon any                                the meeting
                                                         and all such other matters as
                                                         may properly come before the                                    [_]
                                                         meeting or any adjournment
                                                         thereof.




Instruction: To withhold authority to vote for any                              STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN
individual nominee, strike a line through that                                  AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
nominee's name in the list below.                                               PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
                                                                                THE UNITED STATES.

01 William E. Brown            05 John B. Balousek
02 Glenn W. Novotny            06 Daniel P. Hogan, Jr.
03 Brooks M. Pennington III    07 Bruce A. Westphal
04 Lee D. Hines, Jr.




Signature(s)                                                                                        Date
             -----------------------------------------------------------------------------------         --------------------------
The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally

------------------------------------------------------------------------------------------------------------------------------------